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                                                                    EXHIBIT 10.4

                              DATA LICENSE AGREEMENT


         This Data License Agreement ("Agreement") is dated as of the 1st day of September, 1997 ("Effective Date") by and between Acxiom Corporation ("Acxiom"), a Delaware corporation, 301 Industrial Boulevard, Conway, Arkansas 72033-2000 and PC411, Inc. ("Licensee"), a Delaware corporation having its principle place of business at 9800 La Cienega Blvd., Suite 411, Inglewood, CA 90301-4440.

         WHEREAS, Acxiom procures, compiles and maintains a proprietary computerized database composed, INTER alia, of names, addresses and telephone numbers derived from white page telephone directories and other sources of information more particularly described in Exhibit A attached hereto and made a part hereof ("Data"); and

         WHEREAS, Licensee desires to license the Data upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises, agreements and conditions stated herein, the parties agree as follows:

         1. LICENSE. Acxiom hereby grants and Licensee hereby accepts a non-transferable, non-exclusive license to use the Data in accordance with the terms and conditions hereof.

         2. TERM. The initial term ("Initial Term") of the Agreement shall be three (3) years and shall commence on the Effective Date.

         3. RENEWAL/TERMINATION. (a) The Agreement shall be automatically renewed at the end of the Initial Term for subsequent terms (the Initial Term and any subsequent terms are collectively referred to herein as the "Term") of one (1) year each and shall continue in effect thereafter until either party shall give the other ninety (90) days prior written notice of termination. Notwithstanding the foregoing, either party may terminate the Agreement immediately in the event the other party is in default hereunder and fails to cure such default within forty-five (45) days of written notice from the other party specifying the nature of such default.

         (b)      Upon termination of this Agreement, the following shall occur:

                  (i)      Acxiom shall cease to provide the Data to Licensee;

                  (ii) Licensee shall pay Acxiom for all sums, if any, due hereunder within thirty (30) days of the effective date of termination; and

                  (iii) Unless otherwise provided herein, Licensee shall promptly return to Acxiom all tapes, copies, partial copies and any other documentation, materials, or other information evidencing the Data, together with a written certification that all of the Data has been returned or, in the alternative, destroyed.

         (c) In the event that legislation, governmental regulations or judicial rulings require that Acxiom cease providing the Data, Acxiom may terminate this Agreement upon the effective date of such legislation, regulations or rulings.






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         4. DELIVERY OF THE DATA. Acxiom shall deliver the Data to Licensee on the type of media, in the format, on the delivery date and containing those data elements specified in Exhibit A. In addition, Acxiom shall deliver to Licensee periodic updates ("Updates") to the Data in accordance with the schedule set forth on Exhibit A.

         5. RESTRICTIONS UPON USE OF DATA. Licensee hereby agrees that it will hold and use the Data strictly in accordance with the following conditions, unless otherwise agreed in writing:

         (a) Except as otherwise provided in Exhibit A, the Data shall be received, held and possessed by Licensee only at the address set forth above, and at no other location.

         (b) Licensee shall not use the Data as part of any CD-ROM product or resell the Data or technology in any way except as provided in this Agreement.

         (c) The Data is licensed only to Licensee, and neither Licensee nor its customers may distribute the Data, or any subset thereof, other than as provided in Exhibit A.

         (d) Licensee will not knowingly allow its customers to use the Data as part of any interactive on-line, CD-ROM, or other derivative product. Licensee will establish reasonable precautions to prevent such unauthorized use; provided, however, Licensee shall not be in breach of this Agreement if it promptly notifies Acxiom in writing any unauthorized use of which it becomes aware and reasonably cooperates with Acxiom to prevent any further unauthorized use.

         6. PERMITTED USES OF DATA. The Data shall only be used by Licensee in the ways set forth in Exhibit A, unless otherwise agreed in writing.

         7. LICENSE FEES. Licensee agrees to pay license fees ("License Fees") to Acxiom for the use of the Data in accordance with the terms set forth in Exhibit A.

         8. RIGHT TO AUDIT. Licensee agrees that at all times it shall maintain current, accurate and complete books and records relating to its usage of the Data and any payments due Acxiom derived therefrom. Licensee agrees that Acxiom, or any designee of Acxiom, shall have the right at any time following the Effective Date of this Agreement, but no more than once per six-month period, to examine, inspect, audit, review and copy or make extracts from all such books, records and any source documents used in the preparation thereof during normal business hours upon written notice to Licensee at least ten (10) business days prior to the commencement of any such examination, inspection, review or audit. Such audit shall be strictly limited to those books and records which specifically relate to information pertinent to the use of the Data.

         9. TITLE TO DATA. The parties expressly acknowledge and agree that title to the Data shall at all times remain exclusively in Acxiom.

         10. CONFIDENTIALITY. The parties agree that the terms and conditions of this Agreement, including all Exhibits hereto, and any policies, business practices, plans and methods not in the public domain which may be known or disclosed by either party to the other as a result of this Agreement will be held in confidence and not disclosed to any third party for any reason.

         11. INJUNCTIVE RELIEF. Licensee hereby acknowledges that the Data has been developed and created at great time and expense and that Acxiom has a proprietary interest therein. Licensee further acknowledges that Acxiom may suffer great harm if Licensee misappropriates the Data. Accordingly,




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Licensee agrees to take reasonable precautions to prevent the mis-use of the
Data. Licensee's obligations under this Section shall survive any termination of this Agreement. Acxiom may seek injunctive or other equitable relief against the breach or threatened breach of this Section in addition to any other legal remedies which may be available.

         12. WARRANTIES. (a) Acxiom warrants that the Data will be as current, accurate and complete as possible using the source data, compilation and data processing methods normally employed by Acxiom in the ordinary course of its business; provided, however, there is no warranty that the Data is error-free. Acxiom further warrants that the compilation of and transmittal of the Data to Licensee is not in violation of any law, statute or other governmental regulation; that the Data does not infringe upon any copyright, trade secret or other proprietary right of any third party; and that Acxiom has full power and authority to enter into this Agreement.

         (b) Licensee represents and warrants to Acxiom that it has full power and authority to enter into this Agreement; that the execution, delivery and performance by Licensee of this Agreement will not violate any law, statute or other governmental regulation; and that Licensee's use of the Data will comply with all privacy, data protection, telemarketing and any other laws, statutes and governmental regulations applicable to such use of the Data.

         (c) EXCEPT AS STATED IN SUBSECTIONS (a) AND (b) ABOVE, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         13. REMEDIES. Acxiom's sole obligation and Licensee's sole remedy under the limited warranty set forth in Section 12(a) above is strictly and exclusively limited to the prompt correction of any errors in the Data which are made known to Acxiom by written notice from Licensee describing such errors in sufficient detail; provided, however, Licensee acknowledges that some errors in the Data may be the result of errors contained in the source data, in which case Acxiom shall not be obligated to correct such errors. Notwithstanding the foregoing, Acxiom reserves the right to satisfy its warranty obligations in full by refunding a pro rata portion of the fee paid by Licensee for the particular data which is in error.

         14. THIRD-PARTY INDEMNITY. (a) Licensee agrees to indemnify and hold Acxiom harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, attributable to any claim made by a third party arising out of Licensee's use of the Data and/or its performance of its obligations under this Agreement, provided that (i) Acxiom gives Licensee prompt written notice of any such claim of which Acxiom has knowledge; and (ii) Licensee is given full control over the defense of such claim and receives the full cooperation of Acxiom in the defense thereof.

         (b) Acxiom agrees to indemnify and hold Licensee harmless Acxiom shall indemnify and hold Licensee harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, attributable to any claim made by a third party that the use of the Data infringes upon any proprietary right of such third party, provided that (1) Licensee gives Acxiom prompt written notice of any such claim of which Licensee has knowledge; and (2) Acxiom is given full control over the defense of such claim and receives the full cooperation of Licensee in the defense thereof. Acxiom shall have no obligation under this Section to indemnify or defend Licensee against a lawsuit or claim of infringement to the extent any such lawsuit or claim results from (1) other material,





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including information, data or software prepared by Licensee, which is combined with or incorporated into the Data; or (2) any substantial changes or alterations to the Data made by Licensee.

         15. LIMITATION OF LIABILITY. ACCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER LICENSEE NOR ACXIOM SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST BUSINESS AND LOST PROFITS, WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY. Any cause of action arising from or in connection with this Agreement shall be asserted within one (1) year of the date upon which such cause of action accrued, or the date upon which the complaining party should have reasonably discovered the existence of such cause of action, whichever is later.

         16. PUBLICITY. All media releases, public announcements and any form of advertising or sales promotion by Licensee or its agents relating to this Agreement or the use of the Data shall be subject to prior written approval of Acxiom, which consent shall not be unreasonably withheld or delayed.

         17. APPLICABLE LAW. The Agreement shall be governed and construed in accordance with the laws of the State of Arkansas, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

         18. ENTIRE AGREEMENT. The Agreement, together with the Exhibit(s) attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all written or oral prior agreements and understandings between the parties, including that certain License Agreement dated August 31, 1996 between PC411, Inc. and Pro CD, Inc., Acxiom's wholly-owned subsidiary ("Prior Agreement").

         19. MODIFICATION/SEVERANCE/WAIVER. The Agreement, and any of the Exhibit(s) attached hereto, may only be amended by a separate writing signed by both parties. If any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any of the other portions of the Agreement. Failure or delay by either party in exercising any right hereunder shall not operate as a waiver of such right.

         20. ASSIGNMENT. Licensee may not assign its rights and obligations hereunder without the prior written consent of Acxiom.

         21. FORCE MAJEURE. Neither party shall be liable for any losses arising out of the delay or interruption of its performance of obligations under the Agreement due to any act of God, act of governmental authority, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the party delayed.

         22. NOTICES. Any notice or other communication required hereunder shall be made in writing and addressed to the parties at their addresses set forth above.

                           [SIGNATURE PAGE TO FOLLOW]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

ACXIOM CORPORATION                            PC411, INC.

BY:                                           BY:
    -----------------------                       ---------------------------
         (SIGNATURE)                                    (SIGNATURE)

    -----------------------                       ---------------------------
         (PRINT OR TYPE NAME)                           (PRINT OR TYPE NAME)

    -----------------------                       ---------------------------
         (TITLE)                                        (TITLE)











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                                    EXHIBIT A
                          to the Data License Agreement
                         between Acxiom Corporation and
                                    Licensee




A.       DESCRIPTION OF DATA/DATA ELEMENTS:
         SelectBase - The complete set of US and Canadian Business and Residential listings maintained by Acxiom. Approximately 16,000,000 US Business and 2,000,000 Canadian Business Listings; Data includes Business name, address, city, state, province, zip code, postal code, phone number, SIC code, latitude and longitude, date of last update and unique record identifier. Approximately 85,000,000 US Residential , 11,000,000 Canadian Residential listings; Data includes; address, city, state, province, zip code, postal code, phone number, SIC code, latitude and longitude, date of last update and unique record identifier. Also includes the ATT 1-800 number listings.

B.       TYPE OF MEDIA, FORMAT AND DATE OF DELIVERY:

            MEDIA: Currently, the media on which the Data will be provided will be Acxiom's SelectPhone for Networks compact discs and/or magnetic tape. It is both parties' understanding that Licensee desires to receive Data electronically as soon as Acxiom can provide this type of media delivery service.

           FORMAT: Not applicable at this time. The format used in delivery of the Data will be addressed as appropriate and when applicable.

           DELIVERY DATE:  Within five (5) business days of execution of the Agreement.

C.       UPDATE DELIVERY SCHEDULE:

         Monthly

D.       PERMITTED USES OF DATA:

         The Data will be provided to create a database of directory information and distribute such information to end users over telephone lines or the Internet. The Licensee is allowed to host the Data on mirror sites to allow for the support of seven day, twenty-four hour coverage. Licensee shall not use the Data for any CD-ROM product or any other product or service.

         Any other uses of the Data not specifically permitted by this Agreement must be mutually agreed upon in writing by both parties.

E.        LICENSE FEES:

         For the first twelve months of the Initial Term, Licensee agrees to pay Acxiom twelve (12%) percent of revenues generated from the sale or display of Acxiom's Data as described in Section D above. The minimum amount to be paid by Licensee to Acxiom shall be $75,000 due and payable upon execution of this Agreement. Acxiom's percentage of royalties due during the first

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         twelve months of the Initial Term shall be credited against the amount prepaid by Licensee for such period.

         Licensee agrees to pay to Acxiom Fifteen Thousand ($15,000) Dollars as final payment of fees owed to Acxiom by Licensee pursuant to the Prior Agreement. Such payment is due and payable by Licensee no later than March, 15 1998.

         For the second twelve months of the Initial Term, Licensee agrees to pay Acxiom twelve (12%) percent of revenues generated from the sale or display of Acxiom's Data as described in Section D above. The minimum amount to be paid by Licensee to Acxiom shall be $125,000 due and payable upon the second anniversary of the Effective Date of this Agreement. Acxiom's percentage of royalties due during the second twelve months of the Initial Term shall be credited against the amount prepaid by Licensee for such period. The parties agree that the minimum amount and terms of payment for the second twelve months of the Initial Term described above will be reviewed during the ninth month of the Initial Term of the Agreement and any subsequent changes to such minimum amounts and terms of payment will be mutually agreed upon in writing by the parties.

         For the third twelve months of the Initial Term of the Agreement, Licensee agrees to pay Acxiom twelve (12%) percent of revenues generated from the sale or display of Acxiom's Data as described in Section D above. The minimum amount to be paid by Licensee to Acxiom shall be $175,000 due and payable upon the third anniversary of the Effective Date of this Agreement. Acxiom's percentage of royalties due during the third twelve months of the Initial Term shall be credited against the amount prepaid by Licensee for such period. The parties agree that the minimum amount and terms of payment for the third twelve months of the Initial Term described above will be reviewed during the ninth month of the Initial Term of the Agreement and any subsequent changes to such minimum amounts and terms of payment will be mutually agreed upon in writing by the parties.

F.    ADDITIONAL TERMS AND CONDITIONS:

         When possible, Licensee will display an Acxiom Logo as demonstrated at WWW.DATABYACXIOM.COM/TEMPLATE.HTM with hypertext reference to http://www. DATABYACXIOM.com page or another site as determined by Acxiom on the initial search and results page where the data is displayed. When not possible the Customer will display a hypertext link to this site on HTML pages that display the Data.

         Licensee will provide Acxiom a quarterly report detailing the business revenues. The format of the report shall be mutually agreed upon by both parties prior to submission of such report.

         Licensee agrees to include the following statement regarding copyright and unauthorized use wherever Data provided by Acxiom is located. Said statement shall be prominently displayed on any and all Web sites:
         "This information is proprietary to Acxiom Corporation and is protected under U.S. copyright law and international treaty provisions. This information is licensed for your personal or professional use and may not be resold or provided to others. You may not distribute, sell, rent, sublicense, or lease such information, in whole or in part to any third party; and you will not make such Acxiom information available in whole or in part to any other user in any networked or time-sharing environment, or transfer the information in whole or in part to any computer other than the PC used to access this information."








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